Exhibit 99.1

Charles Swinburn, Donald D. Redfearn and Ferd C. Meyer, Jr. Elected to RailAmerica Inc. Board of
Directors

BOCA RATON, Fla. – May 26 – Shareholders of RailAmerica, Inc. (NYSE: RRA) elected three directors at its annual meeting of shareholders held today in Boca Raton.

Elected to three-year terms are:

Charles Swinburn, Chief Executive Officer of RailAmerica, Inc. since August 2004 and a director of RailAmerica since 1995.

Donald D. Redfearn, President, Chief Administrative Officer and Secretary of RailAmerica, Inc. Mr. Redfearn has served as President of RailAmerica, Inc. since June 2004, has served as Chief Administrative Officer since January 2000, as Secretary since December 1994, and as a director since 1992.

Ferd C. Meyer, Jr., retired Executive Vice President and General Counsel of Central and South West Corporation. Mr. Meyer has been a director since February 2000.

In other business, shareholders approved the RailAmerica, Inc. 2005 Employee Stock Purchase Plan and approved the RailAmerica, Inc. Second Amendment to the 1998 Executive Incentive Compensation Plan.

RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 43 railroads operating approximately 8,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.